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                                                                    Exhibit 10.7

                                    FORM OF
                            INDEMNIFICATION AGREEMENT

This Indemnification Agreement ("Agreement") is effective as of July __, 2000, by and between RadView Software Ltd., a company incorporated under the laws of the State of Israel, with it principal offices at 7 New England Executive Park Burlington MA 01803, USA, (the "Company"), and ______________ ("Indemnitee"), residing at the address set forth beneath Indemnitee's signature to this Agreement.

Whereas, the Company and Indemnitee recognize the difficulty in obtaining full and adequate liability insurance for directors and other office holders, as such term is defined in the Israeli Companies Law, 1999 (collectively "Office Holders"), the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

Whereas, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting Office Holders to expensive litigation risks at the same time as the availability and coverage of liability insurance have been severely limited;

Whereas, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and, in part, in order to induce Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancement of expense to Indemnitee and to exempt Indemnitee from liability to the Company, all of the foregoing to the maximum extent permitted by law; and

Whereas, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and exempted by the Company, all as set forth herein.

Now, Therefore, the Company and Indemnitee hereby agree as follows:

1. Indemnification.

a. Indemnification of Expenses. The Company shall indemnify Indemnitee to the fullest extent permitted by law and subject to the limitations set forth in paragraph 1(b) and under applicable law if Indemnitee was or is or becomes a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal (unless convicted of committing an offense which requires proof of criminal thought), administrative, investigative or other (hereinafter a "Claim") by reason of (or arising in part out of) any Indemnifiable Event (as defined below) against any and all expenses (including attorneys' fees and all other costs, expenses and obligations reasonably incurred in connection with investigating, defending, being a witness or in participating in
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(including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgements, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any US federal, state, local or non US taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter "Expenses"), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, provided that in respect of any specific Indemnifiable Event, the Expenses for which Indemnitee may be indemnified hereunder will not exceed, individually or in the aggregate, the Limit Amount (as defined below) applicable to such Indemnifiable Event. Such payments of Expenses shall be made by the Company as soon as practicable but in any event no later than five (5) days after written demand by Indemnitee therefor is presented to the Company.

b. Indemnifiable Event; Limit Amounts. For the purpose of this section, an Indemnifiable Event shall mean any event or occurrence falling all or in part within any one or more of the categories set forth in Exhibit A to this Agreement and related to the fact that Indemnitee is or was an Office Holder of the Company, or any subsidiary of the Company (regardless of whether it was a subsidiary of the Company at the time of the event giving rise to Claim), or is or was serving at the request of the Company as an Office Holder of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity. The Limit Amount with respect to each such category of events described in Exhibit A is specified following its description. The Indemnification provided herein shall not be subject to the foregoing limits, if and to the extent such limits are no longer required by Israeli law.

c. Reviewing Party. Notwithstanding the foregoing: (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 9(e) hereof) shall not have determined that Indemnitee would not be permitted to be indemnified under applicable law, and
(ii) the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 2(a) (an "Expense Advance") shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee should not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid.

d. Reserved.

e. Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 8 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any
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action, suit, proceeding, inquiry or investigation referred to in Section (1)(a)
hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

2. Expenses; Indemnification Procedure.

a. Advancement of Expenses. Subject to applicable law, the Company shall advance all Expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable, but in any event no later than five (5) days after written demand by Indemnitee therefor to the Company.

b. Notice; Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee's right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which Indemnification will or could be sought under this Agreement, provided, however, that any failure to provide such notice shall not affect Indemnitee's rights to indemnification hereunder unless and to the extent such failure to provide notice materially and adversely prejudices the Company's right to defend against such action. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee), or if the Indemnitee is then the Chief Executive Officer of the Company, such notice shall be directed to the Chairman of the Company's Board of Directors, at the same address. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

c. No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgement, order, settlement (whether with or without court approval) or conviction, or upon a plea of guilty, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense against Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

d. Notice to Insurers. If, at the time of the receipt by the Company of a
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notice of a claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

e. Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such written confirmation and such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim against Indemnitee without the consent of the Indemnitee provided any such settlement includes (i) a complete release discharge of indemnity, and (ii) does not contain any admittance of wrong doing by Indemnitee, and (iii) is monetary only.

3. Additional Indemnification Rights; Nonexclusivity.

a. Scope. In the event of any change after the date of this agreement of any applicable law, statute or rule which expands the right of a corporation of the Company's state of incorporation to indemnify an Office Holder, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a corporation of the Company's country or state of incorporation to indemnify an Office Holder such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder except as set forth in Section 8(a) hereof.

b. Nonexclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company's Memorandum and Articles of Association, as may from time to time be amended or replaced, any agreement, any vote of shareholders or disinterested directors, the laws of the Company's state of incorporation, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against
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Indemnitee to the extent Indemnitee has otherwise actually received payment
(under any insurance policy, the Articles or Memorandum of Association or otherwise) of the amounts otherwise Indemnifiable hereunder, except for the difference, if any, between the amounts received by the Indemnitee as aforesaid and the total Expenses incurred by Indemnitee in connection with such Claim. For the removal of any doubt, any amount received from Directors and Officers Insurance shall not count against (ie shall not set-off any Limit Amount hereunder.

5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

6. Reserved.

7. Exemption. To the maximum extent permitted by law, the Company hereby exempts and releases Indemnitee from any and all liability to the Company related to any breach by Indemnitee of his or her duty of care to the Company.

8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

a. Excluded Acts and Omissions. To indemnify or exempt Indemnitee from or against any liability arising out of (i) Indemnitee's breach of fiduciary duty to the Company, unless Indemnitee has acted or omitted to act in good faith and had reasonable ground to believe such action will not harm the Company's interests, (ii) intentional or reckless breach by Indemnitee of his or her duty of care to the Company, or (iii) an action taken with the intention to unduly profit therefrom and (iv) any fine or penalty payment to propitiate an offense. or

b. Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except in specific cases if the Board of Directors has approved the initiation or bringing of such suit. or

c. Claims Under Section 16(B) To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any similar successor or Israeli statute.
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9. Construction of Certain Phrases.

For purposes of this Agreement, a "Reviewing Party" shall mean the members of the Company's Board of Directors who are not party to the particular Claim for which Indemnitee is seeking indemnification.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

11. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representative. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether Indemnitee continues to serve as a director, officer of the Company or any other enterprise at the Company's request.

12. Reserved.

13. Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given and shall in any event be deemed to be given: (a) five (5) business days after deposit with the applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or
(d) one day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee's address as set forth beneath Indemnitee's signature to this Agreement and if to the Company at the address of its principal corporate offices or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

14. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Israel for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the competent Courts of the Tel-Aviv District, which shall be the exclusive and only proper forum for adjudicating such a claim.
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15. Severability. The provisions of this Agreement shall be severable in the event that any of the provision hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable, to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

16. Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Israel, as applied to contracts between Israeli residents, entered into and to be performed entirely within the State of Israel, without regard to the conflict of laws principles thereof or of any other jurisdiction.

17. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

18. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.
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20. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ or otherwise in the service of the Company or any of its subsidiaries.

In Witness Whereof, the parties hereto have executed this Indemnification Agreement as of the date first above written.

RADVIEW SOFTWARE LTD.

By: _________________________________


AGREED TO AND ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE:

_________________________________________________

[Name of Indemnitee]

Address: ____________________________

_____________________________________

_____________________________________

Telecopier No. ______________________
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Exhibit A

INDEMNIFIABLE EVENTS AND LIMIT AMOUNTS


                                                                  Limitation Amount
                         Indemnifiable Event                       (In US$ Million)
                         -------------------               --------------------------------
          1. Any claim or demand made by customers,                      ____
             suppliers, contractors or other third
             parties transacting any form of business
             with the Company, its subsidiaries or
             affiliates, in the ordinary course of their
             respective businesses, relating to the
             negotiations or performance of such
             transactions, representations or inducements
             provided in connection thereto or otherwise.

          2. Any claim or demand made in connection                      ____
             with any transaction not in the ordinary
             course of business of either the Company,
             its subsidiaries or affiliates or the party
             making such claim, including the sale, lease
             or purchase of any assets or business.

          3. Any claim or demand made by employees,                      ____
             consultants, agents or other individuals or
             entities employed by or providing services
             to the Company relating to compensation owed
             to them or damages or liabilities suffered
             by them in connection with such employment
             or service.

          4. Any claim or demand made under any                         _____
             securities laws or by reference thereto, or
             related to the failure to disclose any
             information in the manner or time such
             information is required to be disclosed
             pursuant to such laws, or related to
             inadequate or improper disclosure of
             information to stockholders, or prospective
             stockholders, or related to the purchasing,
             holding or disposition of securities of the
             Company or any other investment activity
             involving or affected by such securities.
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          5. Any claim or demand made for actual or                      ____
             alleged infringement, misappropriation or
             misuse of any third party's intellectual
             property rights by the Company, its
             subsidiaries or affiliates.

          6. Any claim or demand made by any lenders or                  ____
             other creditors or for moneys borrowed by,
             or other indebtedness of, the Company, its
             subsidiaries or affiliates.

          7. Any claim or demand made by any third                       ____
             party suffering any personal injury or
             damage to business or personal property
             through any act or omission attributed to
             the Company, its subsidiaries or affiliates,
             or their respective employees, agents or
             other persons acting or allegedly acting on
             their behalf.

          8. Any claim or demand made directly or                        ____
             indirectly in connection with complete or
             partial failure, by the Company or any
             subsidiary or affiliate thereof, or their
             respective directors, officers and
             employees, to pay, report, keep applicable
             records or otherwise, of any foreign,
             federal, state, county, local, municipal or
             city taxes or other compulsory payments of
             any nature whatsoever, including, without
             limitation, income, sales, use, transfer,
             excise, value added, registration,
             severance, stamp, occupation, customs,
             duties, real property, personal property,
             capital stock, social security,
             unemployment, disability, payroll or
             employee withholding or other withholding,
             including any interest, penalty or addition
             thereto, whether disputed or not.


          9. Any claim or demand made by purchasers,                     ____
             holders, lessors or other users of
             products of the Company, or individuals
             treated with such products, for damages
             or losses related to such use or
             treatment.

         10. Reserved.
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         11. Any administrative, regulatory or judicial actions,         ____
             orders, decrees, suits, demands, demand letters,
             directives, claims, liens, investigations,
             proceedings or notices of noncompliance or
             violation by any governmental entity or other
             person alleging the failure to comply with any
             statute, law, ordinance, rule, regulation,
             order or decree of any governmental entity
             applicable to the Company or any of its
             subsidiaries, or any of their respective
             businesses or operations